Exhibit 99.1

News Release

Inpixon Reports 2020 Financial Results and Provides Business Update

Revenues for the Fiscal Year Ended December 31, 2020 Increased 48% Compared to the Same Period Last Year

Conference Call to be Held on March 25th at 4:30 PM Eastern Time

PALO ALTO, Calif., Mar. 25, 2021 /PRNewswire/ -- Inpixon (Nasdaq: INPX), the Indoor Intelligence™ company, today provided a business update and reported financial results for the fiscal year ended December 31, 2020.

Recent Milestones:

•	Secured approximately $78 million in net proceeds through registered direct offerings priced at-the-market, including the exercise of warrants.
•	Partnered with a leading European distributor and integrator of sensors and other electronics to provide Inpixon’s carbon dioxide (CO2) sensor modules for use in measuring indoor air quality--an important indicator of SARS-CoV-2 and other pathogen transmission risk.
•	Launched next-generation chirp RTLS anchor board, Inpixon nanoANQ Chirp PCB, to accelerate the adoption of large-scale, real-time location systems (RTLS) in mass market applications.
•	Announced Inpixon Mapping has been selected as part of a workplace experience solution for a leading medical technology provider, one of the world’s largest public companies, to provide intelligent, multi-layered digital maps.
•	Announced Inpixon Mapping has been selected by one of the world’s premier pharmaceutical companies to provide the visualization required for tracking its critical COVID-19 vaccine-related assets.
•	Completed acquisition of Nanotron Technologies GmbH, a global location awareness technology company.
•	Acquired an exclusive license to market and distribute the SYSTAT and SigmaPlot software suite of data analytics and visualization tools, a transaction accretive to earnings.

Nadir Ali, CEO of Inpixon, commented, “For Inpixon, 2020 was a year of continued growth, expansion and innovation. For the 2020 fiscal year, revenue increased 48% compared to the same period last year. Contributing to our growth, we completed a number of important acquisitions, adding critical technological capabilities, such as on-device positioning, UWB and other RTLS technologies, and expanding our operations in Europe. We have continued to advance our market recognition and industry position among some of the most well recognized brands offering critical capabilities for location-based technologies. We entered 2021 with a strong balance sheet, including approximately $18 million of cash and cash equivalents as of December 31, 2020. We supplemented this by raising an additional $78 million in net proceeds in connection with registered direct offerings, including the exercise of warrants following the end of the period. With our solid financial position, we remain committed to an accelerated growth strategy focused on Indoor Intelligence for people, places and things.

“Based on feedback from customers, the desire for Indoor Intelligence and the adoption of indoor positioning technologies is accelerating and will continue to evolve across a multitude of use cases and industries. As more and more organizations are re-opening and restrictions are being eased to varying degrees, organizations will have to respond to the requirements of a transforming workplace, with concrete measures that support hybrid working models and space rationalization requirements in addition to ensuring the health and safety of employees and visitors. We are at the forefront of delivering a new workplace experience using our mapping and on-device positioning technologies which are essential for providing enterprise-specific solutions with features such as desk booking, cleaning alerts, real-time notifications, and more.

“With our UWB and CSS RTLS tags and anchors, we can offer RTLS technologies that are critical to helping employers keep their workers safe in inherently dangerous environments such as mining and industrial settings. These environments require real-time positioning of people and assets, with positions and distance measurements that need to be calculated in milliseconds in order to support proximity alerts and collision avoidance capabilities for worker safety. We are also innovating by expanding our ability to deliver for these use cases and industries by moving from offering just the chips and modules for RTLS, to delivering complete end user solutions including the related hardware and software, which is expected to increase our average selling price and overall value proposition.

“We are tapping into the growing demand for indoor intelligence and establishing ourselves as an industry leader. We are seeing significant opportunities for continued growth in the workplace experience, industrial environments and other industries that are increasing their reliance on mapping, locationing and analytics technologies to enhance their environments, making them smarter, safer and more secure. We intend to continue to invest in those opportunities. Overall, we remain highly encouraged by the outlook for the business and look forward to accelerating our growth going forward.”

Financial Results

Revenues for the year ended December 31, 2020 were $9.3 million compared to $6.3 million for the comparable period in the prior year for an increase of $3.0 million, or approximately 48%. Revenues increased approximately $1.2 million from the Systat licensing agreement, approximately $0.9 million from the Nanotron acquisition and approximately $0.9 million net increase from existing product lines over the prior comparable period. Gross profit for the year ended December 31, 2020 was $6.7 million compared to $4.7 million for the comparable period in the prior year, an increase of 42%. The gross profit margin for the year ended December 31, 2020 was 72%. Net loss attributable to stockholders for the year ended December 31, 2020 was $29.2 million compared to $34.0 million for the comparable period in the prior year. This decrease in loss of $4.8 million was primarily attributable to the increase in operating expenses offset by the increase in gross margin and the decrease in the valuation allowance adjustment. Non-GAAP Adjusted EBITDA for the year ended December 31, 2020 was a loss of $17.1 million compared to a loss of $11.1 million for the prior year period. EBITDA is defined as net income (loss) before interest, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is used by Inpixon management as a metric by which it manages the business. It is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and other non-cash items including stock-based compensation.

Proforma non-GAAP net loss per basic and diluted common share for the year ended December 31, 2020 was a loss of $0.71 compared to a loss of $18.75 per share for the prior year period. Proforma non-GAAP net income (loss) per share is used by Inpixon management as an evaluation tool as it manages the business and is defined as net income (loss) per basic and diluted share adjusted for non-cash items including stock based compensation, amortization of intangibles and one time charges and other adjustments including provision for valuation allowances, severance costs, provision for doubtful accounts, acquisition costs and costs associated with public offerings.

Conference Call

Inpixon management will host a conference call at 4:30 p.m. Eastern Time on Thursday, March 25, 2021 to discuss the company’s financial results for the fiscal year ended December 31, 2020.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code 549014. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2235/40338 or on the company’s Investor Relations section of the website, ir.inpixon.com.

Investors and other interested parties are invited to submit questions to management prior to the call's start via email to inpx@crescendo-ir.com.

A webcast replay will be available on the company’s Investor Relations section of the website (ir.inpixon.com) through March 25, 2022. A telephone replay of the call will be available approximately one hour following the call, through April 1, 2021 and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID 40338.

About Inpixon

Inpixon® (Nasdaq: INPX) is the Indoor Intelligence™ company that specializes in capturing, interpreting and giving context to indoor data so it can be translated into actionable intelligence. The company’s Indoor Intelligence platform ingests diverse data from IoT, third-party and proprietary sensors designed to detect and position active cellular, Wi-Fi, UWB and Bluetooth devices. Paired with a high-performance data analytics engine, patented algorithms, and advanced mapping technology, Inpixon’s solutions are leveraged by a multitude of industries to do good with indoor data. This multidisciplinary depiction of indoor data enables users to increase revenue, decrease costs, and enhance safety. Inpixon customers can boldly take advantage of location awareness, analytics, sensor fusion and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the impact of COVID-19 on Inpixon's results of operations, Inpixon’s ability to integrate the products and business from recent acquisitions into its existing business, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon’s technology, Inpixon's ability to maintain compliance with Nasdaq’s minimum bid price requirement and other continued listing requirements, the ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon's periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) are useful measures of operations. EBITDA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for deemed dividends, other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for non-cash items including stock based compensation, amortization of intangibles and one time charges and other adjustments including provision for valuation allowances, severance costs, provision for doubtful accounts, acquisition costs and costs associated with public offerings.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP. For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Non-GAAP Financial Measures” table accompanying this press release.

Inpixon Contacts

Media relations and general inquiries:
Inpixon
Email: marketing@inpixon.com
Web: inpixon.com/contact-us

Investor relations:
Crescendo Communications, LLC
Tel: +1 212-671-1020
Email: INPX@crescendo-ir.com

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INPIXON AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except number of shares and par value data)

	As of
	December 31, 2020	December 31, 2019

ASSETS
Current Assets
Cash and cash equivalents	$17,996	$4,777
Accounts receivable, net	1,739	1,108
Notes and other receivables	152	74
Inventory	1,243	400
Short-term investments	7,998	0
Prepaid assets and other current assets	1,197	406
Total Current Assets	30,325	6,765

Property and equipment, net	1,445	145
Operating lease right-of-use asset, net	2,077	1,585
Software development costs, net	1,721	1,544
Long-term investments	2,500	0
Intangible assets, net	14,203	8,400
Goodwill	6,588	2,070
Receivable from related party	-	616
Other assets	152	94
Total Assets	$59,011	$21,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$908	$2,383
Accrued liabilities	2,739	1,863
Operating lease obligation, current	647	776
Deferred revenue	1,922	912
Short-term debt	5,401	7,304
Acquisition liability	500	502
Total Current Liabilities	12,117	13,740

Long Term Liabilities
Operating lease obligations, noncurrent	1,457	837
Other liabilities, noncurrent	7	7
Deferred tax liability, noncurrent	-	87
Acquisition liability, noncurrent	750	500
Total Liabilities	14,331	15,171

Commitments and Contingencies	-	-

Stockholders’ Equity
Preferred Stock - $0.001 par value; 5,000,000 shares authorized, consisting of Series 4 ConvertiblePreferred Stock - 10,415 shares authorized; 1 and 1 issued, and 1 and 1 outstanding as of December 31, 2020 and 2019, respectively, Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 and 126 issued, and 126 and 126 outstanding as of December 31,2020 and 2019, respectively.	-	-
Common Stock - $0.001 par value; 250,000,000 shares authorized; 53,178,462 and 4,234,923 issued and 53,178,461 and 4,234,922 outstanding as of December 31, 2020 and 2019, respectively.	53	4
Additional paid-in capital	225,613	158,382
Treasury stock, at cost, 1 share	(695)	(695)
Accumulated other comprehensive income	660	94
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(180,992)	(151,763)
Stockholders’ Equity Attributable to Inpixon	44,639	6,022

Non-controlling interest	41	26

Total Stockholders' Equity	44,680	6,048

Total Liabilities and Stockholders’ Equity	$59,011	$21,219

INPIXON AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share data)

	For the Years Ended
	December 31,
	2020	2019

Revenues	$9,297	$6,301
Cost of Revenues	2,613	1,609

Gross Profit	6,684	4,692

Operating Expenses
Research and development	6,523	3,893
Sales and marketing	5,331	3,043
General and administrative	15,261	13,660
Acquisition related costs	1,057	1,277
Amortization of intangibles	2,306	3,629
Total Operating Expenses	30,478	25,502

Loss from Operations	(23,794)	(20,810)

Other Income (Expense)
Interest expense, net	(2,426)	(2,277)
Loss on exchange of debt for equity	(210)	(294)
Provision for valuation allowance on held for sale loan	(2,370)	(10,627)
Other income (expense)	(470)	(558)
Total Other Income (Expense)	(5,476)	(13,756)

Net Loss, before tax	(29,270)	(34,566)
Income tax benefit	56	584
Net Loss	(29,214)	(33,982)

Net Income Attributable to Non-controlling Interest	15	9

Net Loss Attributable to Stockholders of Inpixon	$(29,229)	$(33,991)

Deemed dividend for triggering of warrant down round feature	-	(1,250)
Net Loss Attributable to Common Stockholders	$(29,229)	$(35,241)

Net Loss Per Share - Basic and Diluted	$(1.01)	$(47.52)

Weighted Average Shares Outstanding
Basic and Diluted	28,800,493	741,530

Comprehensive Loss
Net Loss	$(29,214)	$(33,982)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	566	68
Comprehensive Loss	$(28,648)	$(33,914)

INPIXON AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Years Ended
	December 31,
	2020	2019

Cash Flows Used In Operating Activities
Net loss	$(29,214)	$(33,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	826	1,123
Amortization of intangible assets	2,545	3,633
Amortization of right of use asset	490	398
Stock based compensation	1,194	3,489
Amortization of technology	-	66
Loss on exchange of debt for equity	210	294
Amortization of debt discount	2,594	2,221
Accrued interest income, related party	(32)	-
Provision for doubtful accounts	956	558
Provision for inventory obsolescence	138	-
Provision for the valuation allowance held for sale loan	2,370	10,627
Provision for the valuation allowance related party receivable	648	-
Income tax benefit	(87)	(584)
Other	(6)	(223)

Changes in operating assets and liabilities:
Accounts receivable and other receivables	(964)	46
Inventory	(117)	171
Other current assets	(563)	156
Other assets	(248)	(412)
Accounts payable	(1,815)	1,189
Accrued liabilities	269	521
Deferred revenue	242	(507)
Operating lease liabilities	(490)	-
Other liabilities	453	551
Total Adjustments	8,613	23,317
Net Cash Used in Operating Activities	(20,601)	(10,665)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(972)	(89)
Investment in capitalized software	(862)	(927)
Investment in short term investment	(7,998)	-
Cash paid for the Systat Licensing Agreement	(2,200)	-
Cash paid for the acquisition of Ten Degrees	(1,500)	-
Cash paid for the acquisition of Nanotron	(7,786)	-
Investment in long term investment	(2,500)	-
Cash paid for the acquisition of GTX	-	(250)
Cash paid for the acquisition of Locality	-	(204)
Cash paid for the acquisition of Jibestream	-	(3,714)
Cash acquired in the Locality acquisition	-	70
Cash acquired in the Jibestream acquisition	-	6
Cash acquired in the Nanotron acquisition	311	-
Net Cash Flows Used in Investing Activities	(23,507)	(5,108)

Cash Flows From Financing Activities
Net (repayments) proceeds to bank facility	(150)	127
Net proceeds from issuance of common stock, preferred stock and warrants	55,352	20,725
Net repayments of notes payable	(74)	(70)
Loans to related party	(2,569)	(10,276)
Repayments from related party	200	1,832
Advances to related party	-	(31)
Loan to Jibestream	-	(141)
Loan to GTX	-	(50)
Net proceeds from promissory notes	5,000	7,500
Repayment of acquisition liability to Locality shareholders	(500)	(210)
Net Cash Provided By Financing Activities	57,259	19,406

Effect of Foreign Exchange Rate on Changes on Cash	(4)	68

Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	13,147	3,701

Cash, Cash Equivalents and Restricted Cash - Beginning of period	4,849	1,148

Cash, Cash Equivalents and Restricted Cash - End of period	$17,996	$4,849

Reconciliation of Non-GAAP Financial Measures:

	For the Years Ended
(In thousands)	December 31,
	2020	2019
Net loss attributable to common stockholders	$(29,229)	$(35,241)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	210	294
Provision for valuation allowance on held for sale loan	2,370	10,627
Provision for the valuation allowance related party receivable	648	-
Settlement of litigation	-	6
Acquisition transaction/financing costs	1,057	1,277
Costs associated with public offering	-	50
Severance	-	161
Bad debts expense/provision	956	558
Deemed dividend for triggering of warrant down round feature	-	1,250
Stock-based compensation – compensation and related benefits	1,194	3,489
Interest expense, net	2,426	2,277
Income tax benefit	(87)	(584)
Depreciation and amortization	3,371	4,752
Adjusted EBITDA	$(17,084)	$(11,084)

	For the Years Ended
(In thousands, except share data)	December 31,
	2020	2019
Net loss attributable to common stockholders	$(29,229)	$(35,241)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	210	294
Provision for valuation allowance on held for sale loan	2,370	10,627
Provision for the valuation allowance related party receivable	648	-
Settlement of litigation	-	6
Acquisition transaction/financing costs	1,057	1,277
Costs associated with public offering	-	50
Severance	-	161
Bad debts expense/provision	956	558
Deemed dividend for triggering of warrant down round feature	-	1,250
Stock-based compensation – compensation and related benefits	1,194	3,489
Amortization of intangibles	2,306	3,629
Proforma non-GAAP net loss	$(20,488)	$(13,900)
Proforma non-GAAP net loss per basic and diluted common share	$(0.71)	$(18.75)
Weighted average basic and diluted common shares outstanding	28,800,493	741,530